CALIFORNIA WATER
 SERVICE GROUP
     LOGO                           NEWS RELEASE
                           CALIFORNIA WATER SERVICE GROUP


             1720 North First Street
             San Jose, CA 95112-4598                            January 26, 2005
                                                           For Immediate Release

Contact:     Richard Nye  (408) 367-8216 (analysts)
             Shannon Dean (310) 257-1435 (media)

                   COMPANY ANNOUNCES 4TH QUARTER 2004 RESULTS
                           AND TOTAL YEAR 2004 RESULTS
                                     -------
                 BOARD DECLARES 60TH CONSECUTIVE ANNUAL DIVIDEND

--------------------------------------------------------------------------------

SAN JOSE, CA - California Water Service Group (NYSE : CWT) today announced diluted earnings per share of $0.20 for the 4th quarter of 2004 compared to $0.41 for the same period last year. Fourth quarter 2004 net income was $3.7 million, compared to $7.0 million in the fourth quarter of 2003. Primary factors contributing to the decrease were lower gains from property sales, weather and additional shares outstanding.

         Revenue for the quarter decreased slightly to $69.4 million, a decrease of $0.2 million or less than 1%. Usage by existing customers dropped significantly due to weather, decreasing revenue by $4.3 million. Partially offsetting the decrease in sales was $0.8 million in revenues from sales to new customers and $3.3 million in revenues from authorized rate increases.

         Operating expenses for the quarter were $61.9 million, a decrease of $0.2 million or less than 1% over the same period last year. Lower water production costs and lower income taxes were offset by increased expenses in several other categories, including payroll, benefits, legal, Sarbanes-Oxley Act compliance, and depreciation.

         Other income was lower, as the Company had no gains from surplus property sales in the fourth quarter, compared to pretax gains of $3.1 million in the fourth quarter of 2003.

          "Company-wide, we understand the importance of operating efficiently. However, certain costs were incurred to ensure that we fulfill our obligations to our employees, comply with all laws and regulations, and provide customers with the quality and service they expect. That said, we will continue to pursue rate relief that reflects the higher costs of providing high quality water utility services to ensure that our stockholders earn a fair return on their investment," said President and Chief Executive Officer Peter C. Nelson.

         The Company received approval to increase rates on an annual basis by $4.1 million for step rate increases effective in January 2005. Also, in the past three months, the Company received approval to collect $9.2 million related to balancing accounts. The collection periods vary by district and range from one to three years. Pending applications to the California Public Utilities Commission (CPUC) include 2004 general rate case filings totaling over $26 million for eight districts and corporate headquarters. The Company cannot predict the final amount or the timing of the CPUC's decisions on pending filings.

         Another regulatory matter of note is the treatment of gains from sales of surplus properties. In 1995, the California Legislature enacted the Water Utility Infrastructure Improvement Act of 1995 (the Act) to encourage water utilities to sell surplus properties no longer useful in providing water service and to reinvest the proceeds of the sales in needed water utility facilities.

The Office of Ratepayer Advocates (ORA), a division of the CPUC responsible for representing the interests of ratepayers, issued a report on January 11, 2005, expressing its opinion that the Company had not proven that surplus properties sold since 1996 were no longer used and useful, and challenging the Company's treatment of the gains from those sales. ORA recommended that the Company be fined $160,000 and that an unspecified portion of the $19.2 million in gains from sales be allocated for the benefit of ratepayers. The Company believes it has fully complied with the Act and that ORA's conclusions and recommendations are without merit. Accordingly, the Company intends to vigorously oppose ORA's report and no liability has been accrued in the financial statements for ORA's recommendations. Because ORA's recommendations are not binding, the Company cannot predict how the CPUC will rule on this matter.

2004 Results

         For the year, net income increased $6.6 million to $26.0 million and diluted earnings per share increased $0.25 to $1.46. Annual revenues, which increased 14% to $315.6 million, were boosted by $29.8 million from rate relief granted by the CPUC, $5.4 million from sales to new customers, and $3.2 million from increased sales to existing customers.

         Total operating expenses increased to $274.1 million, or 11%, for the year. The Company incurred higher wholesale water rates and purchased more water in 2004; as a result, water costs increased by $9 million. Other operating increases were primarily in income taxes, payroll and benefit costs, legal, Sarbanes-Oxley Act compliance and depreciation expense.

         In 2004, there were minimal gains from surplus property sales, compared to $4.6 million in pretax gains from surplus property sales in 2003.

         According to Nelson,  the Company continued to see the positive effects
of  rate  relief  as  the  CPUC  issued  several   decisions  on  the  Company's
applications during the year.

         "Last year was a mixed bag as far as weather is concerned; dry, warm weather increased sales in the second quarter, while record-breaking storms reduced sales in the fourth quarter. What has remained constant is our pursuit of fair and timely rate relief in all of our operating districts," Nelson said.

Dividend Information

         At their meeting yesterday, Directors increased the quarterly dividend on common stock from $0.2825 to $0.2850, which marks the 38th consecutive year the Company's dividend has been increased. It is payable on February 18, 2005, to stockholders of record on February 7, 2005. The regular dividend on Series C preferred stock was also declared.

Other Information

         On Thursday, January 27, 2005, at 1 p.m. Pacific Standard Time (4 p.m. Eastern Standard Time), the Company will conduct a teleconference call, at which time management will provide comments about fourth quarter and year-end 2004 operating results and other pertinent matters. Any stockholder or interested investor can listen to the teleconference or a replay. The dial-in number to access the teleconference is 1-866-814-1917, call ID #620290. Additional information about the call, including replay information, is available at the Company's web site, at www.calwatergroup.com.

         California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc. and CWS Utility Services. Together these companies provide regulated and non-regulated water service to over 2 million people in 100 communities in California, Washington, New Mexico and Hawaii. Group's common stock trades on the New York Stock Exchange under the symbol "CWT."

         This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include: governmental and regulatory commissions' decisions, including decisions on proper disposition of property; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; new legislation ;the ability to satisfy requirements relating to the Sarbanes-Oxley Act on and other regulation on internal control; electric power interruptions; increases in suppliers' prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.

          Additional   information   is   available   at   our   Web   site   at
          www.calwatergroup.com.

          Attachments (3).

                                      ###

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED BALANCE SHEET
Unaudited
(In thousands, except per share data)

                                                   December 31,    December 31,
                                                       2004            2003
                                                       ----            ----
ASSETS
Utility plant:
    Utility plant                                  $ 1,144,074      $ 1,078,975
    Less accumulated depreciation and
     amortization                                      343,769          319,477
                                                   -----------      -----------
        Net utility plant                              800,305          759,498
                                                   -----------      -----------

Current assets:
    Cash and cash equivalents                           18,820            2,856
    Customer receivables                                15,867           18,434
    Other receivables                                   10,445            5,125
    Unbilled revenue                                     9,307            8,522
    Materials and supplies                               3,161            2,957
    Taxes and other prepaid expenses                    12,793            5,609
                                                   -----------      -----------
        Total current assets                            70,393           43,503
                                                   -----------      -----------

Regulatory assets                                       53,477           53,326
Other assets                                            18,678           16,708
                                                   -----------      -----------
                                                   $   942,853      $   873,035
                                                   ===========      ===========

CAPITALIZATION AND LIABILITIES
Capitalization:
    Common stock, $.01 par value                   $       184      $       169
    Additional paid-in capital                         131,271           93,748
    Retained earnings                                  156,851          150,908
    Accumulated other comprehensive loss                  (701)            (301)
                                                   -----------      -----------
        Total common stockholders' equity              287,605          244,524
    Preferred stock                                      3,475            3,475
    Long-term debt, less current maturities            274,821          272,226
                                                   -----------      -----------
        Total capitalization                           565,901          520,225
                                                   -----------      -----------

Current liabilities:
    Current maturities of long-term debt                 1,100              904
    Short-term borrowings                                   --            6,454
    Accounts payable                                    19,745           23,776
    Accrued expenses and other liabilities              36,367           32,430
                                                   -----------      -----------
        Total current liabilities                       57,212           63,564

Unamortized investment tax credits                       2,721            2,925
Deferred income taxes                                   54,826           38,005
Regulatory liabilities                                  18,811           16,676
Advances for construction                              131,292          121,952
Contributions in aid of construction                    94,915           90,529
Other long-term liabilities                             17,175           19,159
                                                   -----------      -----------
                                                   $   942,853      $   873,035
                                                   ===========      ===========

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENT OF INCOME
Unaudited
(In thousands, except per share data)


For the three months ended:                        December 31,    December 31,
                                                       2004            2003
                                                       ----            ----

Operating revenue                                    $ 69,378       $ 69,626
                                                     --------       --------
Operating expenses:
    Operations                                         46,746         45,618
    Maintenance                                         3,375          3,229
    Depreciation and amortization                       6,557          5,828
    Income taxes                                        2,232          4,550
    Property and other taxes                            2,957          2,860
                                                     --------       --------
        Total operating expenses                       61,867         62,085
                                                     --------       --------

        Net operating income                            7,511          7,541
                                                     --------       --------

Other income and expenses:
    Non-regulated income, net                             602            305
    Gain on sale of non-utility property                    1          3,068
                                                     --------       --------
        Total other income and expenses                   603          3,373
                                                     --------       --------

Interest expense:
    Interest expense                                    4,651          4,686
    Less capitalized interest                             274            785
                                                     --------       --------
        Total interest expense                          4,377          3,901
                                                     --------       --------

Net income                                           $  3,737       $  7,013
                                                     ========       ========
Earnings per share
    Basic                                            $   0.20       $   0.41
                                                     ========       ========
    Diluted                                          $   0.20       $   0.41
                                                     ========       ========
Weighted average shares outstanding
    Basic                                              18,350         16,932
                                                     ========       ========
    Diluted                                            18,380         16,944
                                                     ========       ========
Dividends per share of common stock                  $0.28250       $0.28125
                                                     ========       ========

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENT OF INCOME
Unaudited
(In thousands, except per share data)


For the twelve months ended:                        December 31,    December 31,
                                                       2004            2003
                                                       ----            ----

Operating revenue                                    $315,567       $277,128
                                                     --------       --------
Operating expenses:
    Operations                                        206,150        187,469
    Maintenance                                        13,228         12,717
    Depreciation and amortization                      26,114         23,256
    Income taxes                                       17,084         12,898
    Property and other taxes                           11,508         10,554
                                                     --------       --------
        Total operating expenses                      274,084        246,894
                                                     --------       --------

        Net operating income                           41,483         30,234
                                                     --------       --------

Other income and expenses:
    Non-regulated income, net                           2,375          2,097
    Gain on sale of non-utility property                    8          4,603
                                                     --------       --------
        Total other income and expenses                 2,383          6,700
                                                     --------       --------

Interest expense:
    Interest expense                                   18,664         19,512
    Less capitalized interest                             824          1,995
                                                     --------       --------
        Total interest expense                         17,840         17,517
                                                     --------       --------

Net income                                           $ 26,026       $ 19,417
                                                     ========       ========
Earnings per share
    Basic                                            $   1.46        $  1.21
                                                     ========       ========
    Diluted                                          $   1.46        $  1.21
                                                     ========       ========
Weighted average shares outstanding
    Basic                                              17,652         15,882
                                                     ========       ========
    Diluted                                            17,674         15,893
                                                     ========       ========
Dividends per share of common stock                  $1.13000       $1.12500
                                                     ========       ========